EXHIBIT 23.4

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

We hereby consent to (i) the use of our opinion letter dated February 28, 2003 to the Board of Directors of Catellus Development Corporation (the “Company”) included as Annex D to the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 of Catellus SubCo, Inc., relating to the proposed REIT conversion of the Company, and (ii) the references to such opinion in such Proxy Statement/Prospectus, including the summary thereof.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ DEVIN I. MURPHY
Devin I. Murphy Managing Director

May 2, 2003